                                                                   EXHIBIT 10.25

                                                                    CONFIDENTIAL

                                LICENSE AGREEMENT
                                -----------------

         This License Agreement (the "Agreement") is entered into this 23 day of
                                                                       --
December, 1999 (the "Effective Date"), by and between Seiko Instruments, Inc., a
--------
corporation duly authorized and existing under the laws of Japan with principal offices at 8, Nakase 1-chome, Mihama-ku Chiba-shi Chiba 261-8507, Japan ("SII") and Numerical Technologies Inc., a California corporation with offices at 70 West Plumeria Drive, San Jose, CA 95134-2134 ("NTI").

                                    RECITAL
                                    -------

         WHEREAS, SII develops and markets custom design tools for VLSI layout and design and NTI develops and markets software design tools for subwavelength integrated circuit technologies. SII desires to distribute certain of its products in conjunction with certain of NTI's software design tool modules for subwavelength integrated circuit technologies subject to the terms and conditions of this Agreement.

         In consideration of the foregoing and the mutual promises contained herein. SII and NTI agree as follows:

         1.    DEFINITIONS.

               1.1  "Bundled Product" shall mean the SII Combined Products
                     ---------------
bundled with and licensed under the same SKU as ModelCalibrator.

               1.2  "Check-It" shall mean that software (in the form of binary
                     --------
application) marketed under the name "Check-It Version 3.1" which acts as the layout verification software that uses NTI's lithography simulation to locate and flag areas of an integrated circuit layout design that product projected wafer patterns outside of specified tolerance, and any Updates thereto.

               1.3  "Derivative Work" shall mean a derivative work within the
                     ---------------
meaning of the U.S. copyright law.

               1.4  "Documentation" shall mean the manuals and other
                     -------------
documentation that NTI generally makes available with the NTI Products, Check-It and ModelCalibrator to End Users licensed users of such products.

               1.5  "End User" shall mean an end user who obtains a copy of
                     --------
the SII Combined Products and/or Bundled Product and associated Keys from SII solely in order to fulfill such end users own internal operations and not for further distribution subject to the terms of an End User Agreement.

               1.6 "End User Agreement" shall mean an agreement or agreements which is/are mutually acceptable to the parties in accordance with Section 2.4.

Numerical Technologies, Inc. - Seiko Instruments, Inc.

[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          1.7  "Error" shall mean a substantial nonconformity of the NTI
                -----
Products, Check-It or ModelCalibrator with the Documentation.

          1.8 "Floating License" shall mean an End User Agreement which authorizes an End User to use the licensed product, on different computers, so long as the licensed product is not used simultaneously on two computers.

          1.9 "Fiscal Year" shall mean a year which commences on April 1 and ends on March 31 of the following calendar year.

          1.10 "Integration Software" shall mean software that integrates NTI
                --------------------
Products with the SII Product

          1.11 "Intellectual Property Rights" shall mean (by whatever
                ----------------------------
name or term known or designated) copyrights, trade secrets, patents or any other intellectual and industrial property and proprietary rights (excluding trademarks) including registrations, applications, renewals and extensions of such rights.

          1.12 "Keys" shall mean the software files supplied to SII by
                ----
NTI which enable the NTI Products, Check-It and ModelCalibrator to be accessed by an End User. A Key is required for use of the NTI Products, Check-It and ModelCalibrator in order to operate such products in a non-demonstration mode.

          1.13 "ModelCalibrator" shall mean that software (in the form of a
                ---------------
binary application) marketed under the name "ModelCalibrator Version 2.1" which functionality includes the input of results of test-chip measurements and creation of the optical/lithography process models used by NTI tools and components, and any Updates thereto.

          1.14 "NTI Products" shall mean the NTI software products (in the form
                ------------
of binary application) listed in Exhibit A attached hereto in machine executable object code format, and any Updates thereto. "NTI Products" does not include Check-It or ModelCalibrator.

          1.15 "Price List" shall mean the price set forth on the official list
                ----------
of prices which a party publishes for disclosure to customers and prospective customers. SII List Price means the price for a designated product on a Price List published by SII. NTI U.S. List Price means the price for a designated product on a Price List published by NTI for customers located in the United States only and not in any other location worldwide

          1.16 "SII Combined Products" shall mean the SII software products that
                ---------------------
are comprised of the SII Product and the NTI Products.

          1.17 "SII Product" shall mean software product listed in Exhibit B
                -----------
attached hereto in machine executable object code format, and all Updates thereto.

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          1.18 "SKU" shall mean the stock keeping unit number or other unique
                ---
product number that is used to identify a particular product.

          1.19 "Updates" shall mean bug fixes and reasonable enhancements to the
                -------
NTI Products, Check-It and ModelCalibrator that NTI generally makes available to its End Users free of charge, but excluding new versions of the NTI Products, Check-It and ModelCalibrator that contain significant new features or functionality, as determined by NTI in its sole discretion.

     2.   LICENSE GRANTS

          2.1  Software License to SII. Subject to the limitations set forth in
               -----------------------
Section 2.2 below and the other terms and conditions of this Agreement, NTI hereby grants to SII:

               (i) non-exclusive, nontransferable, worldwide, limited license under NTI's Intellectual Property Rights in the NTI Products, Check-It and ModelCalibrator to use, reproduce, perform and display the NTI Products, Check-It and ModelCalibrator (in object code form only) for SII's internal purposes only including integration work, testing, support, and demonstrations;

               (ii) a non-exclusive, nontransferable, worldwide, limited license under NTI's Intellectual Property Rights in the NTI Products: (1) to copy the NTI Products and to distribute as NTI Products as incorporated into the SII Combined Product (and not on a standalone basis) and associated Keys to End Users, and (2) to use the NTI Products solely for the support thereof pursuant to the provisions of Section 5;

               (iii) a non-exclusive, nontransferable, worldwide, limited license under NTI's Intellectual Property Rights in Check-It and
ModelCalibrator: (1) to copy Check-It and ModelCalibrator, and to distribute Check-It and ModelCalibrator as incorporated with the Bundled Product (and not on a standalone basis) and associated Keys to End Users, and (2) to use Check-It and ModelCalibrator solely for the support thereof pursuant to the provisions of
Section 5;

               (iv) a non-exclusive, nontransferable, worldwide, limited license under NTI's Intellectual Property Rights in Check-It: (1) to copy Check-It and to Distribute Check-It (on a standalone basis) and associated Keys to End Users, and (2) to use Check-It solely for the support thereof pursuant to the provisions of Section 5; and

               (v) a non-exclusive, nontransferable, worldwide limited license under NTI's Intellectual Property Rights in the Documentation to copy and distribute the Documentation to End Users in conjunction with the authorized distribution of the SII Combined Products and Bundled Product.

     SII may not, and may not authorize any third party to, distribute the NTI Products, Check-It or ModelCalibrator or the Documentation on a stand-alone basis

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(except as permitted in Section 2.1(iv) above), without the express written consent of NTI. SII may not authorize a third party to distribute the NTI Products, Check-It or ModelCalibrator without the prior written permission of NTI. SII may not sublicense its rights hereunder except to the extent expressly permitted under Section 2.4 below.

          2.2  Restrictions on License. SII shall not itself, or through any
               -----------------------
subsidiary, affiliate, agent or third party: (a) sell, lease, license or sublicense the NTI Products, Check-It or ModelCalibrator or the Documentation (except as expressly permitted in Section 2.1), (b) decompile, disassemble, reverse engineer or otherwise attempt to derive source code from the NTI Products, Check-It or ModelCalibrator, in whole or in part, except to the extent such restriction is prohibited by applicable law; (c) write or develop any Derivative Works of the NTI Products, Check-It or ModelCalibrator or any other software program based upon the NTI Products Check-It or ModelCalibrator; or (d) use the NTI Products, Check-It or ModelCalibrator to provide processing services to third parties, or otherwise use the NTI Products, Check-It or ModelCalibrator on a service bureau basis.

          2.3  Master Copies. Promptly after the Effective Date, NTI will
               -------------
provide SII with one (1) copy of the NTI Products, Check-It and ModelCalibrator and the Documentation as they exist on such date, in a mutually agreed upon electronic form. SII will have thirty (30) days from the respective dates of receipt by SII of such copies to notify NTI in writing of its acceptance thereof, or to provide a written statement of any Errors to be corrected. Failure of SII to notify NTI of any such Errors within such ten (10) day period shall be deemed acceptance by SII. If SII provides a written statement of Errors, NTI shall correct all Errors and deliver the correct NTI Products, Check-It, ModelCalibrator or Documentation to SII within a reasonable timeframe.

          2.4  End User License Terms. SII shall distribute the NTI Products.
               ----------------------
Check-It and ModelCalibrator to End Users under standard SII form license which incorporates certain terms to be mutually agreed upon by the parties. Such terms shall include, but are not limited to, a prohibition on the assignment of the End User License, a warranty disclaimer and limitation of liability provisions for the benefit of NTI and restrictions similar to those in Section 2.2 above. It is understood that the NTI Products, Check-It and ModelCalibrator are licensed on a per CPU basis, and use of the NTI Products, Check-It and ModelCalibrator by the End User requires installation and use of a Key with respect to each CPU from which the NTI Products, Check-It and ModelCalibrator are accessed. Keys shall be supplied by NTI to SII as provided under Section 3.7.

          2.5  Trademark License to SII. SII shall display NTI's trademarks
               ------------------------
and logos with the SII Combined Products, Bundled Product and the Documentation and any other marketing, promotional or advertising literature pertaining to the SII Combined Products and Bundled Product. NTI grants to SII a nonexclusive, worldwide license to use the NTI trade names, trademarks and logos set forth in Exhibit C ("NTI's Trademarks") attached hereto during the term of this Agreement solely in connection with the authorized distribution of SII Combined Products and SII Bundled Products, and with

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the authorized distribution of the Documentation. SII shall fully comply with any and all guidelines provided by NTI concerning the use of NTI's Trademarks. NTI's Trademarks shall be at least the same size as all other trademarks, trade names and logos displayed on the SII Combined Products and Bundled Products and no less prominent. All representations of NTI's Trademarks that SII intends to use shall be submitted to NTI by SII for approval of design, color and other details or shall be exact copies of those used by NTI. To enable NTI to monitor the use of NTI's Trademarks, SII shall provide, as requested by NTI from time to time, samples of all items and materials to which a NTI Trademark has been applied. SII shall obtain no rights with respect to any of NTI's Trademarks, other than the rights set forth herein. At NTI's written request, SII shall assign to NTI any such right, title and interest exceeding the rights granted herein that it may obtain in NTI's Trademarks and the associated goodwill. All goodwill arising out of any uses of NTI's Trademarks will inure solely to the benefit of NTI. NTI reserves the right to modify or replace the NTI Trademarks ("Updated NTI Trademarks") in its sole discretion. Upon ten (10) days prior written notice to SII of Updated NTI Trademarks, SII shall replace the NTI trademarks with the Updated NTI Trademark, and the Updated NTI Trademark shall be subject to this Section 2.5.

          2.6  No Other Rights. Except as expressly provided in this Section
               ---------------
2, NTI does not grant to SII any right, title or interest in the NTI Products, Check-It, ModelCalibrator or the Documentation, whether by implication, estoppel or otherwise. All rights not specifically granted herein are reserved to NTI including without limitation the right to modify or otherwise create Derivative Works of the NTI Products, Check-It. ModelCalibrator and the Documentation. Without limiting the foregoing, NTI retains the right to distribute NTI Products, Check-It, ModelCalibrator and the Documentation, directly or indirectly, for any and all uses.

          2.7  Copyright Notices. SII shall not (and shall require that End
               -----------------
Users do not) remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed on or embedded in the NTI Products, Check-It, ModelCalibrator or Documentation by NTI. All titles, trademark symbols, copyright symbols and legends and other proprietary markings must be reproduced. Upon NTI's request, SII shall furnish evidence of its compliance with the provisions of this Section 2.

     3.   DISTRIBUTION AND FEES

          3.1  Development Fees. In consideration of NTI's development of the
               ----------------
NTI Products, SII shall pay NTI development fees equal to the amounts set forth in Exhibit D (the "Development Fees") according to the schedule set forth on Exhibit D.

          3.2  License Fees. In consideration of the rights granted hereunder,
               ------------
for distribution of the NTI Products, Check-It, ModelCalibrator and for each Key shipped by NTI to SII hereunder, SII shall pay to NTI the license fees set forth in Exhibit E (the "License Fee"). The difference between the License Fee and the fees charged by SII for the NTI Products shall be SII's sole remuneration for the distribution of the NTI Products. SII is responsible for establishing the fees charged to End Users.

Numerical Technologies, Inc. - Seiko Instruments, Inc.  5

          3.3  Minimum License Fees. During the term of this Agreement, the
               --------------------
parties agree that NTI shall receive a minimum license fee set forth in Exhibit E for SII's distribution the NTI Products, Check-It and Model Calibrator hereunder. In addition, during the term of this Agreement, SII shall be obligated to make an annual commitment of License Fees that it shall pay to NTI under this Agreement ("Annual Minimum License Fees"). Prior to the beginning of a Fiscal Year, SII and NTI shall agree in writing upon the Annual Minimum License Fee SII pay to NTI in such upcoming Fiscal Year.

          3.4  Maintenance Fees. In consideration of the rights granted
               ----------------
hereunder, in consideration for support of the NTI Products, Check-It and Model Calibrator provided under Section 6 hereunder, SII shall pay to NTI the maintenance fees set forth in Exhibit F (the "Maintenance Fees") on an annual basis.

          3.5  Invoicing. NTI shall submit an invoice for License Fees and
               ---------
Maintenance Fees to SII upon shipment of Keys ordered by SII. All invoices shall be sent to SII's address for notices hereunder, without regard to the actual shipping address. Each such invoice shall state SII's aggregate and unit License Fees payable with respect to a given shipment of Keys, plus any freight, taxes or other costs incident to the purchase, license or shipment initially paid by NTI but to be borne by SII hereunder.

          3.6  Reports and Payment Terms. Unless otherwise expressly provided
               -------------------------
herein. SII shall make all License Fee payments due to NTI under Section 3 hereunder monthly, within forty-five (45) days of the end of each calendar month. All payments shall be made in U.S. dollars. Within forty-five (45) days of the end of each calendar month, SII shall also submit through an electronic transfer of funds to an account designated by NTI and shall be accompanied by a "Report". "Report" means a report showing, at a minimum, date licensed, quantity of each type of NTI Product, Check-It and ModelCalibrator licensed, the End Users' names and addresses and a statement of the amounts due NTI under Section
3. Each Report shall be deemed NTI's Confidential Information pursuant to
Section 10 herein. Any exchange rate calculations made under this Agreement shall be made at the Yen to Dollar rate published by Fuji bank on the last day of the calendar month preceding payment.

          3.7  Assignment of Keys. Each Key shall be issued by NTI to SII for
               ------------------
further distribution to End Users. Keys shall only be provided to End Users.

          3.8  Audit Rights. SII agrees to maintain, until three (3) years after
               ------------
expiration of this Agreement, complete books, records and accounts relevant to computation and accounting for License Fees and Maintenance fees under this Agreement. SII agrees to allow an independent certified public accountant the right to audit and examine such books, records and accounts during SII's normal business hours no more than twice per year upon reasonable notice. In the event such examination leads to a determination that SII underpaid NTI, SII agrees to pay, in addition to any damages to which NTI might be entitled, the amount of such shortfall. In addition, if any such

Numerical Technologies, Inc. - Seiko Instruments, Inc.  6
examination reveals an underpayment of five percent (5%) or more, SII shall reimburse to NTI its costs of such examination.

          3.9  Taxes. The License Fees do not include and are net of any
               -----
foreign or domestic governmental taxes or charges of any kind that may be applicable to the licensing, marketing or distribution of the Products. SII shall be responsible for and shall pay all such taxes and charges levied against NTI in a timely manner. When NTI has the legal obligation to pay or collect such taxes, excluding taxes on the income of NTI, the appropriate amount shall be invoiced to SII and paid by SII within thirty (30) days of the date of invoice unless SII provides NTI with a valid tax exemption certificate authorized by the appropriate taxing authority.

          3.10 Withholding Taxes. All payments by SII shall be made free and
               -----------------
clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to NTI shall be the sole responsibility of SII. SII shall provide NTI with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by NTI to establish that such taxes have been paid.

     4.   SII DILIGENCE

     SII shall use commercially reasonable efforts to promote and market the SII Combined Products and Bundled Products to maximize sales of the SII Combined Products and Bundled Products worldwide. Except as expressly set forth herein, SII shall be solely responsible for all costs and expenses related to the advertising, marketing, promotion, and distribution of the SII Combined Products and Bundled Products and for performing its obligations hereunder.

     5.   SII SUPPORT.

          5.1  SII End User Support. Except as provided in Section 6.1 below,
               --------------------
SII shall be solely responsible for supporting all End Users of the SII Combined Products, Bundled Products and Check-It distributed hereunder. SII shall ensure that SII's technical and engineering support personnel attend any training provided by NTI with respect to the NTI Products, Check-It and ModelCalibrator. SII shall ensure that all End User questions regarding the use or operation of SII Combined Products, Bundled Products and Check-It are initially addressed to and answered by SII. NTI will provide support services directly to SII in accordance with the provisions of Section 6.

          5.2  Training of SII End Users. SII shall have the sole
               -------------------------
responsibility for conducting end-user training for the SII Combined Products and Bundled Products.

     6.   NTI SUPPORT AND TRAINING.

          6.1  Information and Support. NTI shall provide SII (and not
               -----------------------
End Users) with reasonable back-up telephone and electronic mail support regarding the NTI Products, Check-It and ModelCalibrator. Such support shall be provided with respect to

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issues related directly to the NTI Products, Check-It and ModelCalibrator as
provided by NTI to SII hereunder, and not with respect to issues related to interfacing, or the components of SII Combined Products or Bundled Product other than the NTI Products, Check-It and ModelCalibrator.

          6.2  Training. NTI shall provide reasonable training class to SII
               --------
engineers and support engineers regarding the NTI Products, Check-It and ModelCalibrator at a mutually agreed upon location. The goal of the class shall be to enable SII engineers and support engineers to provide telephone support to End Users for the NTI Products, Check-It and ModelCalibrator; to engage in sales activities and respond to technical questions; and to conduct End-User training for the NTI Products, Check-It and ModelCalibrator. NTI will quote prices for any special training upon request.

          6.3  Marketing Materials. NTI, at its expense, may periodically
               -------------------
provide SII with samples of NTI's advertising and promotional materials, pricing information and technical data related to the NTI Products. Check-It and Model Calibrator in English, in each case to the extent NTI in its discretion makes such materials generally available to its value-added resellers other than SII; provided that SII shall pay the freight costs and other taxes and duties applicable to any such items provided or the delivery thereof. SII shall not modify the materials described in this Section 6.3 without NTI's prior written approval.

          6.4  Updates. During the term of this Agreement, NTI shall promptly
               -------
deliver to SII any Updates to the NTI Products, Check-It and ModelCalibrator that NTI has prepared upon commercial release thereof.

          6.5  Back-Up Support and Error Corrections. During the term of this
               -------------------------------------
Agreement, NTI shall provide to SII reasonable back-up support for the NTI Products, Check-It and ModelCalibrator which shall consist of reasonable commercial efforts to correct Errors in NTI Products, Check-It and Model Calibrator based upon NTI's standard priority bug fix and support policies. Without limiting the foregoing, SII shall (w) provide sufficient information to NTI for NTI to duplicate any reported Error in the NTI Products, Check-It or ModelCalibrator; (x) incorporate Updates into the SII Combined Products and Bundled Products promptly upon receipt thereof and distribute Updates to then-existing End Users; (y) report Errors promptly in English and in writing in accordance with NTI's standard support procedures; and (z) provide reasonable cooperation and full information to NTI in the furnishing of support for the NTI Products, Check-It and ModelCalibrator.

     7.   PROPRIETARY RIGHTS.

          7.1  SII Product. The parties agree that, as between the parties, SII
               -----------
retains all right, title and interest in and to the SII Product and in all Intellectual Property Rights therein. Nothing herein shall grant to NTI any rights that SII may own in the software developed by SII to interface with the NTI Products, Check-It and ModelCalibrator.

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

          7.2  NTI Products. The parties agree that, as between the parties,
               ------------
NTI retains all right, title and interest in and to the NTI Products, Check-It and ModelCalibrator and in all Intellectual Property Rights therein.

     8.   LIMITED WARRANTIES AND DISCLAIMER.

          8.1  Limited Warranty. NTI warrants that, at the time of delivery of
               ----------------
the Key to SII, the unmodified NTI Products, Check-It and ModelCalibrator will be complete and functioning and that, for a period of ninety (90) days from the date of receipt by an End User as evidenced in the End User License, and that the NTI Products, Check-It and ModelCalibrator, under normal use, will perform substantially in accordance with the Documentation.

          8.2  Limitations. The warranties under Section 8.1 will not extend
               -----------
to problems that result from: (i) SII's failure to implement all Updates to the NTI Products, Check-It or ModelCalibrator issued to SII by NTI; (ii) any alterations of or additions to the NTI Products, Check-It or ModelCalibrator performed by parties other than NTI; (iii) use of the NTI Products, Check-It or ModelCalibrator in a manner for which it was not designed; or (iv) use of the NTI Products, Check-It or ModelCalibrator in conjunction with products not supplied or approved by NTI.

          8.3  Exclusive Remedy. NTI's entire liability and SII's exclusive
               ----------------
remedy under this warranty will be, at NTI's option, to use reasonable commercial efforts to attempt to correct or work around Errors or to replace the NTI Products, Check-It and ModelCalibrator with functionally equivalent NTI Products Check-It and ModelCalibrator.

          8.4  Disclaimer of Warranties. Except as expressly stated in Section
               ------------------------
8.1 above, NTI MAKES NO OTHER WARRANTIES OR CONDITIONS OF ANY KIND, WHETHER EXPRESS, IMPLIED OR, STATUTORY OR OTHERWISE AND NTI SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING THE FOREGOING, NTI DOES NOT EXCLUDE LIABILITY TO THE EXTENT THAT SUCH LIABILITY MAY NOT BE EXCLUDED OR LIMITED BY APPLICABLE LAW.

          8.5  SII Restrictions. Except to the extent required by applicable
               ----------------
law, SII shall not pass on to its End Users a warranty of greater scope or protection than the warranty (including the limited remedy, exclusions, and limitation of liability) set forth in this Section 8 and Section 9.3 below. SII shall indemnify, defend and hold harmless NTI from any claim or liability arising out of or relative to breach of this Section 8.5 or representations or warranties which exceed NTI's express warranties set forth in this Section 8 or the limitations of liability set forth in Section 11.3.

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

     9.   INDEMNIFICATION AND LIMITATION OF LIABILITY.

          9.1  Indemnification by NTI. NTI agrees, at its own expense, to
               ----------------------
defend or at its option settle, any third party claim, suit or proceeding (collectively, "Action") brought against SII to the extent such Action results from infringement by the NTI Products ModelCalibrator and Check-It of any U.S. patent or U.S. copyright or trademark worldwide and NTI agrees to pay, subject to the limitations hereinafter set forth, any settlement amounts or final judgment entered against SII on such issue in any such Action defended and/or settled by NTI. SII agrees that NTI will be relieved of the foregoing obligations unless SII (i) notifies NTI promptly in writing of such an Action,
(ii) gives NTI sole control and authority over any such Action or settlement negotiations, and (iii) gives NTI proper and full information and assistance to settle and/or defend any such Action. If it is adjudicatively determined, or if NTI believes that the NTI Products, Check-It or ModelCalibrator or any part thereof, infringe any U.S. patent, copyright or trademark, or if the sale or use of the NTI Products, Check-It or ModelCalibrator is, as a result, enjoined, then NTI may, at its election, option, and expense: (a) procure for SII the right under such patent, copyright or trademark to sell or use, as appropriate, the NTI Products, Check-It or ModelCalibrator, or such part thereof; or (b) replace the NTI Products, Check-It or ModelCalibrator, or parts thereof, with noninfringing suitable NTI products or parts; or (c) suitably modify the NTI Products, Check-It or ModelCalibrator, or part thereof, to become noninfringing; or (d) remove the NTI Products. Check-It or ModelCalibrator, or part thereof, terminate distribution or sale thereof and refund the last four months payments of License Fees made by SII for such NTI Products. Check-It or ModelCalibrator.

               (a) The remedy set forth in this Section 9.1 shall not apply to the extent that such infringement arises from (a) use of a NTI Products. Check-It or ModelCalibrator in a manner which is not provided for in the Documentation or training; (b) use of a NTI Products, Check-It or ModelCalibrator in a combination or process where the use of a NTI Products, Check-It or ModelCalibrator used alone or not in that process would not have infringed such rights; (c) use of other than a current unaltered release of NTI Products, Check-It or ModelCalibrator to the extent that the infringement would have been avoided by such current unaltered release; (d) modification of, or in the use of NTI Products, Check-It or ModelCalibrator by, or requested by, SII or an End User; or (e) continued infringement by SII if NTI is providing a remedy under 9.1(b) below; or (f) a breach of this Agreement by SII.

               (b) NTI will not be liable for any costs or expenses incurred without its prior written authorization, or for any installation costs of replaced NTI products. This Section 9.1 states the sole liability of NTI and the exclusive remedy of SII and End Users with respect to any claim of infringement.

          9.2  Indemnification by SII. SII agrees, at its own expense, to
               ----------------------
defend or at its option settle, any third party claim, suit or proceeding (collectively, "Action") brought against NTI to the extent such Action results from infringement of intellectual property rights as a result of or misrepresentations regarding the SII Combined Products

Numerical Technologies, Inc. - Seiko Instruments, Inc.  10
or the Bundled Products not covered under Section 9.1. subject to the limitations hereinafter set forth, any settlement amounts or final judgment entered against NTI on such issue in any such Action defended and/or settled by SII. NTI agrees that SII will be relieved of the foregoing obligations unless NTI (i) notifies SII promptly in writing of such an Action, (ii) gives SII sole control and authority over any such Action or settlement negotiations, and (iii) gives SII proper and full information and assistance to settle and/or defend any such Action. SII will not be liable for any costs or expenses incurred without its prior written authorization.

          9.3  Limitation of Liability. EXCEPT WITH RESPECT TO BREACH OF
               -----------------------
SECTION 10 (CONFIDENTIALITY), LIABILITY UNDER SECTION 8.5 (INDEMNIFICATION) AND LIABILITY TO THIRD PARTIES UNDER SECTION 9 (INDEMNIFICATION), NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR LOST PROFITS OR BUSINESS OPPORTUNITIES, LOST DATA, OR ANY OTHER INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR RELIANCE DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY. WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE. THESE LIMITATIONS SHALL APPLY REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     10.  CONFIDENTIALITY.

          10.1 Definition. The term "Confidential Information" shall mean any
               ----------
information disclosed by one party to the other party in connection with this Agreement which if disclosed in writing or electronically is designated "Confidential", or if disclosed orally or by inspection is designated confidential at the time of such disclosure or which a party knows or should have reason to know is treated as confidential by the other party.

          10.2 Obligation. Each party shall treat as confidential all
               ----------
Confidential Information received from the other party, shall not use such Confidential Information except as expressly permitted under this Agreement, and shall not disclose such Confidential Information to any third party without the other party's prior written consent. Each party shall take reasonable measure to prevent the disclosure and unauthorized use of Confidential Information of the other party for a period from the time of disclosure until the later to occur of
(i) the date five (5) years after such disclosure, or (ii) the expiration or termination of this Agreement.

          10.3 Exceptions. Notwithstanding the above, the restrictions of this
               ----------
Section 10 shall not apply to information that:

               (a) a receiving party can demonstrate was independently developed by the receiving party without any use of the Confidential Information of the other party and by employees or other agents of (or independent contractors hired by) the

Numerical Technologies, Inc. - Seiko Instruments, Inc.  11
receiving party who have not been exposed to the Confidential Information as demonstrated by written documentation;

               (b) becomes known to the receiving party, without restriction, from a third party without breach of this Agreement and who had a right to disclose it;

               (c) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving party; or

               (d) a receiving party can demonstrate was rightfully and previously known to the receiving party, without restriction, at the time of disclosure.

          10.4 Government Order. If a receiving party is required under an
               ----------------
order or requirement of a court, administrative agency, or other governmental body to disclose any Confidential Information, then such receiving party shall provide prompt notice thereof to the disclosing party and shall use its reasonable commercial efforts to obtain a protective order or otherwise prevent public disclosure of such information.

     11.  TERM AND TERMINATION.

          11.1 Term. The term of this Agreement shall commence on the
               ----
Effective Date and shall continue in full force and effect for a term of three
(3) years from the Effective Date unless terminated earlier as provided under
Section 11.2 or 11.3. Thereafter, this Agreement shall be automatically renewed for additional one (1) year terms upon mutual agreement on pricing, unless either party notifies the other party in writing of its intention not to renew the Agreement for an additional term at least sixty (60) days prior to the expiration of the then-current term.

          11.2 Right to Terminate for Breach. If either party materially
               -----------------------------
breaches any term or condition of this Agreement and fails to cure that breach within sixty (60) days after receiving written notice of the breach, the non-breaching party may terminate this Agreement at any time within thirty (30) days following the end of such sixty (60) day period; provided that the parties have exhausted the following escalation procedure.

          11.3 Additional Restrictions. This Agreement shall terminate on ninety
(90) days notice in the event that (i) [***] enters into an agreement with SII to merge with, acquire thirty percent (30%) or more of the outstanding capital stock or material assets of, or purchase all or substantially all of the assets of a specific business unit of the SII that is distributing or using the NTI Products, Check-It or Model Calibrator, or (ii) SII enters into an agreement to merge with or acquire thirty percent (30%) or more of the outstanding capital stock or material assets of [***] and the resulting combined entity distributes a product that incorporates any of the NTI Products, Check-It or Model Calibrator (iii) SII distributes or licenses the NTI Product Components, CheckIt or Model Calibrator, or any product incorporating these NTI products, to [***]. Upon receipt of notice under this Section 11.3, SII may continue to exercise its license rights pursuant to the

Numerical Technologies, Inc. - Seiko Instruments, Inc. 12

[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

terms and conditions of this Agreement in order to fulfill End User orders accepted up until fifteen (15) days prior to the effective date of such termination.

          11.4 Effect of Termination. Except as otherwise specifically set
               ---------------------
forth in this Agreement, the following sections shall survive the expiration or termination, for any reason, of this Agreement: 1 (Definitions), 7 (Proprietary Rights), 8 (Limited Warranty), 9 (Indemnification and Limitation of Liability), 10 (Confidentiality), 11.4 (Effect of Termination) and 12 (Miscellaneous). All other Sections and all licenses hereunder shall terminate upon the expiration or termination, for any reason, of this Agreement.

          11.5 Return of Materials. Upon the expiration or termination of this
               -------------------
Agreement for any reason, and except for copies of such items as may be reasonably required by NTI to exercise any surviving rights or fulfill any surviving obligations, NTI shall promptly (i) return to SII the originals and all copies (in tangible form or stored in storage or memory devices) of all Confidential Information of SII and all other material provided hereunder by SII in NTI's possession or control; and (ii) provide SII with a written statement certifying that it has complied with the foregoing obligations. Upon the termination of this Agreement for any reason, and except for such items as may be reasonably required by SII to exercise any surviving rights or fulfill any surviving obligations, SII shall promptly (a) return to NTI the originals and all copies (in tangible form or stored in storage or memory devices) of all Confidential Information of NTI and all other material provided hereunder by NTI in SII's possession or control; and (b) provide NTI with a written statement certifying that it has complied with the foregoing obligations.

          11.6 Remedies Cumulative. Termination shall be in addition to all
               -------------------
other legal or equitable remedies available to either party.

     12.  MISCELLANEOUS.

          12.1 Waiver and Amendment. No modification, amendment or waiver of
               --------------------
any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

          12.2 No Limitation. Use of the word "including" is meant to be
               -------------
illustrative only and not limiting.

          12.3 Descriptive Headings. The descriptive headings herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          12.4 Governing Law. This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of California without application of any choice of law principles. All disputes under this Agreement shall be brought in the

Numerical Technologies, Inc. - Seiko Instruments, Inc.  13
courts located in Santa Clara County, California. The rights and obligations of the parties under this Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods.

          12.5 Independent Contractors. The parties are independent
               -----------------------
contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

          12.6 Assignment. Neither party may, by operation of law or otherwise,
               ----------
assign any of its rights or delegate any of its obligations under this Agreement without the prior express written consent of the other party. Notwithstanding the foregoing, either party may assign all (but not part) of its rights and delegate all (but not part) of its obligations under this Agreement to a third party as part of any acquisition of such assigning party by such third party, provided that notice of and details concerning such proposed assignment and delegation is given to the non-assigning party. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns. Any permitted assignment under this Section
12.6 shall be subject to the assignee agreeing in writing to be bound by all the terms and conditions of this Agreement.

          12.7 Notices. All notices and other communications hereunder shall
               -------
be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third Business Day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed. As used in this Section 12.7, "Business Day" means (i) when such term is being used to calculate the notice to NTI, any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close, or (ii) when such term is being used to calculate the notice to SII, any day other than a Saturday, a Sunday or a day on which banking institutions located in Japan are authorized or obligated by law or executive order to close.

          12.8 Severability. If any provision of this Agreement is held by a
               ------------
court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest

Numerical Technologies, Inc. - Seiko Instruments, Inc.  14
extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

          12.9  Entire Agreement. This Agreement, including all Exhibits
                ----------------
attached hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

          12.10 Amendment. No change or amendment will be made to this
                ---------
Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

          12.11 Exhibits. Each Exhibit attached to this Agreement is deemed a
                --------
part of this Agreement and incorporated herein wherever reference to it is made.

          12.12 No Implied Licenses. No licenses are to be implied from any
                -------------------
term of this Agreement other than the licenses expressly granted herein.

          12.13 Counterparts. This Agreement may be executed in counterparts,
                ------------
each of which will be deemed an original.

          12.14 Language. This Agreement is in the English language only, which
                --------
language will be controlling in all respects, and all versions hereof in any other language will not be binding on the parties hereto. All communications and notices to be made given pursuant to this Agreement shall be in the English language. The parties hereto confirm that it is their desire that this Agreement, as well as all other documents relating hereto, including notices, have been and will be made in the English language only.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

NUMERICAL TECHNOLOGIES, INC.                  SEIKO INSTRUMENTS INC.

By: /s/ Yagyensh C. Pati                      By: /s/ Takahiro Ozasa
    --------------------                          ------------------

Name: Yagyensh C. Pati                        Name: Takahiro Ozasa
      ---------------                               --------------

Title: President & CEO                        Title: Deputy Division Manager
       ---------------                               -----------------------

Date: December 23, 1999                       Date: January 6, 2000
      -----------------                             ---------------

Numerical Technologies, Inc. - Seiko Instruments, Inc.  15

                            EXHIBIT A: NTI PRODUCTS

     SII Silicon Design Rule Check (SII-SiDRC), Version 1.0: Silicon vs. Layout verification software engine, in the form of binary shared libraries, that uses lithography simulation to locate and flag areas of an integrated circuit layout design that produce projected wafer patters outside the specified tolerance. This engine is accompanied with a C header-file that allows the user to call the engine's API.

     SII-ImagIC, Version 1.1: Software engine, in the form of binary shared libraries, that generates real-time wafer image from layout data using lithography simulation. This engine is accompanied with a C header-file that allows the user to call the engine's API.

     SII-Customized NumeriTech Optical Proximity Correction Tool (SII-NOPC), Version 1.0: Rules-based Optical Proximity Correction software engine, in the form of binary shared libraries, that applies corrections based on the OPC rules to compensate for the subwavelength lithography effects. This engine is accompanied with a C header-file that allows the user to call the engine's API.

     SII-Batch-NOPC, Version 3.1: Rules-based Optical Proximity Correction software, in the form of binary application, that applies corrections based on the OPC rules to compensate for the subwavelength lithography effects.

     RuleGen Version 1.3 which provides for the automatic creation of the OPC rules from the calibrated optical/lithography process models.

     SII-Batch-SiDRC, Version 3.1: Silicon vs. Layout verification software, in the form of binary application, that uses lithography simulation to locate and flag areas of an integrated circuit layout design that produce projected wafer patters outside the specified tolerance

Numerical Technologies, Inc. - Seiko Instruments, Inc.  16

                            EXHIBIT B: SII PRODUCT

"SII Product" means technology identified as "SX-9000" or "SX-GIGA" in marketing materials and Price Lists and comprising the VLSI design layout system developed by combining Seiko Instrument's CAD technology and VLSI technology.

Numerical Technologies, Inc. - Seiko Instruments, Inc.  17

                            EXHIBIT C : TRADEMARKS

NTI Trademarks:

NTI Trademarks:   Registered Trademark: Virtual Stepper (R)

Corporate Trademarks: Numerical Technologies (TM), Inc.

NumeriTech (TM)

The Numerical Technologies logo.

Product Trademarks:

IN-Phase

TROPiC

N-Abled

SiVL

ImagIC

SiDRC

SiImage

Rule-Gen

Model-Gen

NOPC

IC Workbench

Numerical Technologies, Inc. - Seiko Instruments. Inc.  18

                                                                    CONFIDENTIAL

                          EXHIBIT D: DEVELOPMENT FEES

1.   Development Fees.
     ----------------

File level integration                                 [***]

Engine level/API level integration                     [***]

Total                                                  [***]
--------------------------------------------------------------------------------

2.   Schedule for Payment of Development Fees. SII shall pay to NTI the
     ----------------------------------------
Development Fees on or before the following dates:

April 30, 2000                     [***]

July 31, 2000                      [***]

October 31, 2000                   [***]

January 31, 2000                   [***]

Numerical Technologies, Inc. - Seiko Instruments, Inc.

[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                    Exhibit E: License and Maintenance Fees

License Fees

     In consideration of the rights and licenses granted hereunder and for each Key shipped by NTI SII shall pay NTI the following License Fees:

1.   NTI Products. SII shall pay NTI [***] of the then-current SII List Price
     ------------
     for the each NTI Product distributed as part of the SII Combined Products ("NTI Products License Fee"), but in no event less than [***] copy.

2.   Check-It. SII shall pay NTI [***] of the then-current NTI US List Price for
     --------
     each copy of Check-It distributed under the license in Section 2.1 (iii) ("Bundled Check-It License Fee"). In addition, SII shall pay NTI [***] of the then-current NTI U.S. List Price for each copy of Check-It distributed under the license in Section 2.1 (iv) ("Standalone Check-It License Fee"), and NTI discuss with SII on a case-by-case basis the possibility of adjusting this Standalone Check-It License Fee where necessary to obtain a deal with a potential End User.

3.   ModelCalibrator. SII shall pay NTI [***] of the then-current SII List Price
     ---------------
     for the Bundled Product for copy of the ModelCalibrator distributed hereunder ("ModelCalibrator License Fee"), but in no event less than [***] per copy.

4. Floating License. SII shall pay [***] of the fees in Sections 1 through 3 above, in any instance in which SII grants a Floating License to an End User.

License Fee-Free Licenses

     On the conditions that SII has made timely payments to NTI of the Development Fees indicated in Exhibit D, NTI shall provide a total of three Keys at no additional cost to SII at the time that SII makes it's first sale of SII Combined Product to it's end-user customer.

Maintenance Fees

     In consideration of the support provided to SII by NTI under Section 7 of this Agreement SII shall pay NTI the following Maintenance Fees:

1.   NTI Products. SII shall pay NTI annual Maintenance Fee equal to [***] of
     ------------
     the NTI Products License Fee. Thus, the NTI Products Maintenance Fees payable to NTI by SII shall be calculated as follows: SII then-current List Price for the SII Combined Products x [***], but in no event less than [***] per year per copy.

[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.   Check-It. SII shall pay NTI annual Maintenance Fee equal to [***] of the
     --------
     Bundled Check-It License Fee ("BUNDLED CHECK-IT MAINTENANCE FEES"). Thus, the Check-It Maintenance Fees payable by SII to NTI shall be calculated as follows: NTI then-current US List-Price for Check-It x [***]. In addition, SII shall pay NTI annual Maintenance Fee equal to [***] of the Standalone Check-It License Fee ("STANDALONE CHECK-IT MAINTENANCE FEES"). Thus, the Standalone Check-It Maintenance Fees payable by SII to NTI shall be calculated as follows: NTI then-current U.S. List-Price for Check-It x [***].

     For distribution of Check-It to End Users pursuant to Section 2.1(iv) only, NTI agrees to waive the Standalone Check-It Maintenance Fees for the first year following the license of Check-It to End Users pursuant to Section 2.1(iv).

3.   Model Calibrator. SII shall pay NTI annual Maintenance Fee equal to
     ----------------
     [***] of the ModelCalibrator License Fee. Thus, the ModelCalibrator Maintenance Fees payable to NTI by SII shall be calculated as follows: SII then-current List Price for the SII Combined Products x [***], but in no event less than [***] per year per copy.

PRICE LISTS.

     Within ten (10) days following the Effective Date of this Agreement, each party agrees to provide its Price List to the other party. Each party is free to set prices in their sole discretion. Within ten (10) days of making any changes to the Price List ("Updated Price List"), each party shall make available to the other party such Updated Price List.

Numerical Technologies, Inc. - Seiko Instruments, Inc.  21

[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.